BYLAWS

OF

BARRIER HOMES INC

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as ,may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

Section 2. Special Meetings. Special meetings of the shareholders may be requested by the

President, the Board of Directors, or the holders of a majority of the outstanding voting shares.

Section 3. Notice. Written notice of all shareholder meetings, whether regular or special meetings,

shall be provided under this section or as otherwise required by law. The Notice shall state the place,

date, and hour of ,meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail,

properly addressed, with postage prepaid.

Section 4. Place of Meeting. Shareholders' meetings shall be held at the corporation's principal place of business unless otherwise stated in the notice. Shareholders of any class or series may participate in any meeting of shareholders by means of remote communication to the extent the

Board of Directors authorizes such participation for such class or series. Participation by means of remote communication shall be subject to such guidelines and procedures as the Board of Directors adopts. Shareholders participating in a shareholders' meeting by means of remote communication shall be deemed present and may vote at such a meeting if the corporation has implemented reasonable measures: (l) to verify that each person participating remotely is a shareholder, and (2) to provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrent with such proceedings.

Section 5. Quorum. A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum at a shareholders'

meeting. In the absence of a quorum, a

majority of the represented shares may adjourn the ,meeting to another time ,without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

ARTICLE II

DIRECTORS

Section l. Number of Directors. The corporation shall be managed by a Board of Directors consisting of 1 director(s).

Section 2. Election and Term of Office. The directors shall be elected at the annual shareholders meeting. Each director shall serve a term of 3 year(s), or until a successor has been elected and qualified.

Section 3. Quorum. A majority of directors shall constitute a quorum.

Section 4. Adverse Interest. In the determination of a quorum of the directors, or in voting, the disclosed adverse interest of a director shall not disqualify the director or invalidate his or her vote.

Section 5. Regular Meeting. An annual meeting shall be held, without notice, immediately following and at the same place as the annual meeting of the

shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

Section 6. Special Meeting. Special meetings may be requested by the President, Vice-President, Secretary, or any two directors by providing five days' written notice by ordinary United States mail, effective when mailed. Minutes of the meeting shall be sent to the Board of Directors within two weeks after the meeting.

Section 7. Procedures. The vote of a majority of the directors present at a properly called meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by these by-laws for a particular resolution. A director of the corporation who is present at a meeting of the

Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting. The Board shall keep written minutes of its proceedings in its permanent records.
If authorized by the governing body, any requirement of

a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from \which it can be determined that the electronic transmission was authorized by the member or proxy holder.

Section 8. Removal / Vacancies. A director shall be subject to removal, \With or without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death,

resignation, removal or any other cause, may be filled by the remaining directors. A director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a successor has been elected and qualified.

Section 9. Resignation. Any director may resign effective upon giving \written notice to the chairperson of the board,

the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office, when the resignation becomes effective.

Section 10. Committees. To the extent permitted by law, the Board of Directors may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.

ARTICLE III

OFFICERS

Section I. Number of Officers. The officers of the corporation shall be a President, one or more Vice-Presidents

(as determined by the Board of Directors), a Treasurer, and a Secretary.

President/Chairman. The President shall be the chief executive officer and shall preside at all meetings of the Board of Directors and its Executive Committee, if such a committee is created by the Board.

Vice President. The Vice President shall perform the duties of the President in the absence of the President and shall assist that office in the discharge of its leadership duties.

Secretary. The Secretary shall give notice of all meetings of the Board of Directors and Executive Committee,

if any, shall keep an accurate list of the directors, and shall have the authority to certify any records,

or copies of records, as the official records of the corporation.

The Secretary shall maintain the minutes of the Board of Directors' meetings and all committee meetings.

Treasurer CFO. The Treasurer shall be responsible tor conducting the financial affairs of the corporation as corporation's finances as required, but no less often than at each meeting of the Board of Directors and Executive Committee.

Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors, immediately following the annual meeting of the shareholders.

Each officer shall serve a one year term or until a successor has been elected and qualified.

Section 3. Removal or Vacancy. The Board of Directors shall have the power to remove an officer or agent of the corporation.

Any vacancy that occurs for any reason may be filled by the Board of Directors.

ARTICLE IV

CORPORATE Seal,,, EXECUTION OF INSTRUMENT'S

The corporation shall not have a corporate seal. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the President or any

Vice-President and the Secretary or Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the President or any Vice-President. Notwithstanding the preceding provisions of this section, any written instrument may be executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of Directors.

ARTICLEV

AMENDMENT TO BYLAWS

The bylaws may be amended, altered, or repealed by the Board of Directors or the shareholders by a three:fourths majority of a quorum vote at any regular or special meeting; provided however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

Any director or officer ,who is involved in litigation by reason of his or her position as a director or officer of this corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights).

ARTICLE VII

DISSOLUTION

The corporation may be dissolved only With authorization of its Board of Directors given at a special meeting called for that purpose, and with the subsequent approval by no less than three fourths (3/4) vote of the members.

Certification

Randall Boe, Secretary of Barrier Homes Inc hereby certifies that the foregoing is a true and correct copy of the bylaws of the above-named corporation, duly adopted by the incorporator(s) on April 06, 2017.

This Corporate Bylaws is executed and agreed to by:

Randall S Boe 04/06/2017

June 01, 2020